Exhibit 10.15
SUMMARY of 2018 BONUS PLAN
The 2018 Bonus Plan (the “2018 Bonus Plan”) of ForeScout Technologies, Inc. (the “Company”) provides for cash bonuses payable semiannually based on the achievement of company performance goals and individual performance goals established by the Company’s board of directors and compensation committee for fiscal year 2018. The company performance goals and individual performance goals are measured over two, semiannual performance periods during 2018. For the fiscal year 2018 performance period, with bonuses payable semiannually, a progress payment may become payable at the end of the first half of fiscal 2018, based on specified levels of achievement of the performance goals for such semiannual period. Any such bonus amount for the first half-portion of the year is capped at 100% of the participant’s target bonus opportunity for such half-year. If the participant exceeds his or her performance goals for the first semiannual performance period, he or she will not receive more than 100% of his or her bonus target for the first semiannual performance period. Rather, if a participant exceeds his or her performance goals for the first semiannual performance period, such portion greater than 100% will be taken into account in determining whether the participant’s performance goals were met in the second semiannual performance period.
For the bonuses paid to employees, other than the CEO and senior vice presidents, the bonus pool will be funded for the performance period when the Company achieves a minimum of 80% for each of revenue, total expense, and balanced scorecard related performance goals. For the bonuses paid to the CEO and senior vice presidents, the bonus pool will be funded for the performance period when the Company achieves a minimum of 85% for each of revenue, total expense, and balanced scorecard related company performance goals. Achievement of all three corporate goals at 100% will fund the bonus pool at the target level.
Following the end of fiscal year 2018, the Company’s board of directors (or its authorized committee) reviews achievements against each annual performance metric and determines the bonus pool funding based on the Company’s achievements against the performance metrics. The semiannual bonus payments for each of the Company’s named executive officers were calculated based on these determinations and, for any participant that was employed for part of fiscal year 2018, pro-rated based on the time of employment with the Company during fiscal year 2018. The 2018 Bonus Plan requires continued employment through the bonus payment date in order to receive a bonus for the applicable performance period.